Exhibit 3.1

SECOND CERTIFICATE OF AMENDMENT

OF THE

SIXTH AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TELADOC, INC.

Teladoc, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), certifies that:

1.                                      The name of the Corporation is Teladoc, Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on October 16, 2008. An Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 19, 2009. A Second Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 25, 2011. A Third Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on August 29, 2013. A Fourth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 9, 2014. A Fifth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on July 6, 2015. A Sixth Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on May 25, 2017. The Sixth Amended and Restated Certificate of Incorporation of the Corporation was amended by that certain Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on May 31, 2018.

2.                                      This Second Certificate of Amendment of the Certificate of Incorporation has been duly adopted by the board of directors of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

3.                                      Article FIRST of the Sixth Amended and Restated Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

“FIRST: The name of the Corporation is Teladoc Health, Inc. (the “Corporation”).

4.                                      The foregoing amendment shall be effective as of August 10, 2018.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by a duly authorized officer on August 9, 2018.

TELADOC, INC.

By:	/s/ Adam C. Vandervoort
Name:	Adam C. Vandervoort
Date:	August 9, 2018
Authorized Signatory